UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-KA

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                     December 3, 1999 ( September 24, 1999 )
                     --------------------------------------
                Date of Report (Date of earliest event reported)

                                 Rent-Way, Inc.
                                 -------------
             (Exact name of registrant as specified in its charter)


  Pennsylvania                     000-22026                   25-1407782
  ------------                     ---------                   ----------
(State or other jurisdiction) (Commission File Number)        (IRS Employer
      of corporation)                                      Identification No.)


One Rentway Place, Erie, Pennsylvania                             16505
-------------------------------------------------------------------------
(Address of principal executive offices)                         Zip Code


Registrant's telephone number, including area code:     (814) 455-5378
                                                   -----------------------



























This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed October 12, 1999 to file the financial statements and pro forma financial information required under Item 7.



Item 7.    Financial Statements and Exhibits

a. Financial statements of business acquired:
   Audited Financial Statements of Rentavision, Inc.

   Report of Independent Accountants                                        3

   Balance Sheets - as of December 31, 1998 and December 31, 1997           4

   Statements of Income and Retained Earnings for the years ended
   December 31, 1998 and December 31, 1997                                  5

   Statements of Cash Flows for the years ended December 31, 1998
   and December 31, 1997                                                    6

   Notes to Financial Statements                                            7


b. Pro-forma condensed financial information:
   Rent-Way, Inc. and Rentavision, Inc.

   Unaudited Pro Forma Condensed Consolidated Balance Sheet
   as of June 30, 1999                                                     11

   Notes to Unaudited Pro Forma Condensed Consolidated
   Balance Sheet                                                           12

   Unaudited Pro Forma Condensed Consolidated Statement of Operations
   For the Nine Months Ended June 30, 1999                                 14

   Unaudited Pro Forma Condensed Consolidated Statement of Operations
   For the Year Ended September 30, 1998                                   15

   Notes to Unaudited Pro Forma Condensed Consolidated Statements
   of Operations                                                           16




















                        Report of Independent Accountants


To the Stockholder of
Rentavision, Inc.


In our opinion, the accompanying balance sheets and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Rentavision, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP


Syracuse, New York
March 5, 1999, except as to certain information presented in the second paragraph of Note 3, as to which the date is April 28, 1999























                                Rentavision, Inc.

                                 Balance Sheets


                                                                                  December 31,        December 31,
                                                                                      1998                1997
                                                                                      ----                ----
Cash                                                                             $       774,823    $     184,945
Prepaid expenses and other assets                                                        272,454          195,974
Rental merchandise on hand and rented                                                 46,080,580       32,280,236
Less: Accumulated depreciation                                                       (14,526,432)     (10,451,597)
                                                                                  --------------     ------------
                                                                                      31,554,148       21,828,639
Property and equipment, net                                                            7,516,443        5,262,706
Deposits                                                                                  84,543           66,592
                                                                                  --------------     ------------

Total assets                                                                      $   40,202,411     $ 27,538,856
                                                                                  ==============     ============

Liabilities and stockholder's equity
Liabilities:
   Line of credit                                                                 $   22,163,235     $ 11,346,820
   Accounts payable                                                                    1,400,248        2,423,134
   Accrued expenses                                                                      902,425        1,034,107
   Sales tax payable                                                                     257,234          212,263
   Term notes payable (including current portion of
      $1,409,398 and $1,006,921)                                                       3,989,955        3,151,490
                                                                                  --------------     ------------
Total liabilities                                                                     28,713,097       18,167,814

Stockholder's equity:
   Common stock, no par value, 5,000,000 shares authorized,
      590,000 shares issued and outstanding                                               52,226           52,226
   Retained earnings                                                                  11,511,699        9,393,427
   Less: Treasury stock, at cost                                                         (74,611)         (74,611)
                                                                                  --------------     ------------
Total stockholder's equity                                                            11,489,314        9,371,042
                                                                                  --------------     ------------

Total liabilities and stockholder's equity                                        $   40,202,411     $ 27,538,856
                                                                                  ==============     ============



                     The  accompanying   notes  are  an  integral  part  of  the
financial statements.




                                Rentavision, Inc.

                   Statements of Income and Retained Earnings


                                                                  Year Ended          Year Ended
                                                                 December 31,        December 31,
                                                                     1998                1997
                                                                     ----                ----
Rental income                                                   $    54,415,872    $   37,163,083
Other revenue                                                        10,878,412         7,340,406
                                                                ---------------    --------------
                                                                     65,294,284        44,503,489
Depreciation of rental equipment and
   cost of sales                                                     18,384,272        12,712,722
                                                                ---------------     -------------

Operating expenses:
   Salaries and wages                                                18,700,110        12,630,566
   Payroll taxes and benefits                                         3,291,289         2,264,561
   Rents and property taxes                                           5,416,957         3,148,425
   Utilities                                                          1,200,413           906,128
   Telephone                                                            963,996           667,518
   Insurance                                                          1,039,364           741,583
   Maintenance and security                                           1,167,219         1,084,314
   Vehicle and travel                                                 2,579,754         1,550,144
   Merchandise repairs                                                  553,100           526,617
   Advertising                                                        3,285,288         2,543,172
   Depreciation                                                       1,558,124           806,382
   Fees and subscriptions                                               728,965           421,599
   Professional fees                                                    385,608           243,606
   Office supplies                                                    1,473,318         1,042,988
   Other                                                                 26,483            81,462
                                                                ---------------     -------------
      Total operating expenses                                       42,369,988        28,659,065
                                                                ---------------     -------------
      Income from operations                                          4,540,024         3,131,702
Other income (expense):
   Interest expense                                                  (1,673,294)       (1,208,627)
   Other                                                                 19,220            12,102
                                                                ---------------     -------------

      Income before taxes                                             2,885,950         1,935,177
State franchise tax                                                     (62,537)          (40,236)
                                                                ---------------     -------------

   Net income                                                         2,823,413         1,894,941
Retained earnings, beginning of year                                  9,393,427         7,949,704
Distributions to stockholder                                           (705,141)         (451,218)
                                                                ---------------     -------------

   Retained earnings, end of year                               $    11,511,699     $   9,393,427
                                                                ===============     =============

                     The  accompanying   notes  are  an  integral  part  of  the
financial statements.




                                Rentavision, Inc.

                            Statements of Cash Flows



                                                                     Year Ended       Year Ended
                                                                    December 31,     December 31,
                                                                        1998             1997
                                                                        ----             ----
Cash flows from operating activities:
Net income                                                       $       2,823,413   $     1,894,941
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                       1,558,124           806,382
     Depreciation of rental merchandise                                 16,314,177        10,875,906
     (Gain) loss on sale of rental equipment                              (221,266)           86,230
     Prepaid expenses and other assets                                     (76,480)         (104,386)
     Deposits                                                              (17,951)           (6,578)
     Accounts payable                                                   (1,022,886)        1,108,363
     Accrued expenses                                                     (131,682)          506,125
      Sales tax payable                                                     44,971            57,844
                                                                   ---------------   ---------------
      Net cash provided by operating activities                         19,270,420        15,224,827
                                                                   ---------------   ---------------
Cash flows from investing activities:
   Purchase of rental merchandise                                      (28,037,871)      (20,290,083)
   Proceeds from sale of rental merchandise                              2,219,451         1,708,627
   Capital expenditures, net                                            (1,797,391)       (1,482,493)
                                                                  ----------------   ---------------

      Net cash used in investing activities                            (27,615,811)      (20,063,949)
                                                                  ----------------   ---------------
Cash flows from financing activities:
   Payments on debt                                                     (1,176,005)         (679,621)
   Distributions to stockholder                                           (705,141)         (451,218)
   Payments on notes payable                                           (12,133,585)       (9,823,573)
   Proceeds on notes payable                                            22,950,000        15,698,737
                                                                  ----------------   ---------------
      Net cash provided by financing activities                          8,935,269         4,744,325
                                                                  ----------------   ---------------
      Increase (decrease) in cash                                          589,878           (94,797)
Cash and cash equivalents, beginning of year                               184,945           279,742
                                                                  ----------------   ---------------
      Cash and cash equivalents, end of year                      $        774,823   $       184,945
                                                                  ================   ===============
Supplemental disclosure of cash activities:
   Interest paid                                                   $     1,844,081   $     1,133,629
   State taxes paid                                                         38,272            12,762
Supplemental disclosure of non-cash investing
   and financing activities:
   Acquisition of fixed assets with directly related debt          $     2,014,470   $     2,204,548
                    The accompanying notes are an integral part of the financial statements

                                Rentavision, Inc.

                          Notes to Financial Statements


1.  SIGNIFICANT ACCOUNTING POLICIES

Rentavision, Inc. (the "Company") operates a chain of 241 retail units at December 31, 1998 under the following names: Rentavision (219), Champs Rent-To-Own (20) and Repo Depot (2). The retail stores rent durable household products such as home entertainment equipment, furniture and major appliances to customers on a weekly or monthly basis of up to eighteen months. The stores are located throughout the northeast with a large concentration of stores in New York State.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company periodically maintains cash balances at banking institutions in excess of federal deposit insurance limits.

Property and Equipment
Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the respective assets principally on a straight-line basis. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease.

Repairs and maintenance are expensed as incurred, while major improvements are capitalized. Upon sale or other disposition of property and equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss included in income. Estimated useful lives of property and equipment are as follows:

                     Building and improvements                 20 - 40
                     Fixtures and equipment                     3 -  7
                     Vehicles                                   3 -  5

Rental Merchandise, Rental Revenue and Depreciation
Rental merchandise is rented to customers pursuant to rental agreements, which provide for weekly, bi-weekly or monthly payments collected in advance. The Company's rental agreements, which generally run for a period of eighteen months, contain a cancellation clause allowing the customer to terminate the agreement at any time without penalty. Title to all rented property remains with Rentavision, Inc. during the rental period unless a purchase option is exercised.

Rental revenue is recognized as collected since at the time of collecting, the rental merchandise has been placed in service and costs of installation and delivery have been incurred. This method of revenue recognition does not produce materially different results than if rental revenue was recognized over the rental term.

The Company's rental merchandise, which is valued at cost when acquired, includes merchandise on hand and rented merchandise. The valuation of this merchandise is based on the specific identification method.

The cost of rented  merchandise  is  depreciated  under  the  units of  activity method. Under the units of activity method, the rental merchandise is depreciated as revenue is collected, generally over an eighteen- month period. Rental merchandise is not depreciated during periods when it is not on rent and therefore not generating rental revenue. Items not subsequently purchased by the customer are placed back into merchandise on hand at their net book value.

Other Revenue
Other revenue includes revenue from various services and charges to rental customers, including late fees, liability waiver fees, processing fees, and sales of used merchandise. Other revenue is recognized as collected. This method of revenue recognition does not produce materially different results than if other revenue was recognized when earned.

                                Rentavision, Inc.

                    Notes to Financial Statements, Continued


1.    SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income Taxes
For federal income tax purposes the Company has elected to be taxed as a small business corporation under "Subchapter-S" of the Internal Revenue Code wherein the stockholder of the Company reports any earnings or losses on his respective income tax return. As a result of this election, the earnings of the Company are taxable to the individual stockholder.

In addition, as required by state tax laws, the Company is responsible for a minimum state franchise tax or a tax representing the difference between using the applicable corporate tax rate and the highest personal tax rate.

Pre-Opening Costs
Pre-opening costs incurred in the establishment of a new store location are treated as period costs and expensed as incurred.

Advertising Costs Advertising costs are expensed as incurred. The Company paid $258,660 and $401,100 for advertising in 1998 and 1997, respectively.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
Certain 1997 amounts have been reclassified to conform with the 1998 financial statement presentation.


2.  PROPERTY AND EQUIPMENT

Property and equipment, at cost, includes the following at December 31, 1998 and 1997:

                                                                                 1998              1997
                                                                       ------------------------------------

         Land                                                          $          10,000    $      10,000
         Building                                                                 36,076           36,076
         Furniture and equipment                                               1,566,607          887,421
         Vehicles                                                                602,730        4,684,743
         Computer equipment                                                    2,098,441          597,671
         Leasehold improvements                                                6,440,418        1,138,585
                                                                       ----------------------------------
                                                                              10,754,272        7,354,496
         Less: Accumulated depreciation                                       (3,237,829)      (2,091,790)
                                                                       ----------------------------------

                                                                       $       7,516,443    $   5,262,706
                                                                       =================    =============





                                Rentavision, Inc.

                    Notes to Financial Statements, Continued



3.  LINE OF CREDIT

The Company has a line of credit with a bank, expiring August 1, 1999, for $35,000,000. Interest is at the bank's prime rate, 7.75% at December 31, 1998. For advances made for the purpose of inventory acquisition and leasehold improvements for a new store location, the Company is required to make monthly principal payments to the bank in the amount of 1/24th of the advance. In addition, the agreement includes a material adverse change clause, which permits the bank to call its debt in the event of a material adverse change in the business. Management does not anticipate any such adverse changes through the term of the agreement, however, there can be no assurances. The line is personally guaranteed by the sole stockholder and collateralized by all assets except for a secondary security interest on vehicles. The balance outstanding at December 31, 1998 was $22,163,235. The Company was not in compliance with selected financial covenants for the line of credit agreement. As a result, the Company has obtained a waiver for such non-compliance through the term of the agreement.


4.  LONG-TERM DEBT

Long-term debt at December 31, 1998 and 1997 consists of the following:

                                                                                    1998                  1997
                                                                           ---------------------------------------------

Vehicle loans, varying interest rates from 8% to 12.5%.  Due at various times through 2000.  All vehicle loans are collaterized by the related
vehicles.                                                                  $       3,919,955        $    3,081,490
Note payable to an employee.  Interest at 9% is payable monthly.
   Principal due upon demand.                                                         70,000                70,000
                                                                           -----------------        --------------
                                                                                   3,989,955             3,151,490
Less: Current portion                                                             (1,409,398)           (1,006,921)
                                                                           -----------------        --------------
                                                                           $       2,580,557        $    2,144,569
                                                                           =================        ==============

Future payments required on long-term debt are as follows:

                                1999         $ 1,479,398
                                2000           1,306,485
                                2001             946,867
                                2002             257,205
                                             -----------
                                             $ 3,989,955
                                             ===========











                                Rentavision, Inc.

                    Notes to Financial Statements, Continued



5.  LEASE COMMITMENTS

The Company leases most of its stores, generally under five year lease terms with renewal options. Rental expense under these agreements approximated $4,820,000 and $2,877,000 for the years ended December 31, 1998 and 1997, respectively.

Future minimum lease payments of operating leases for the next five years and thereafter are as follows:

                                1999              $ 4,530,777
                                2000                4,199,319
                                2001                3,616,578
                                2002                2,586,928
                                2003                  634,952


6.  RELATED PARTY TRANSACTIONS

The Company leases its corporate offices and selected locations from the sole shareholder of the Company. Rent expense relating to these properties amounted to $180,000 and $176,000 in 1998 and 1997, respectively.

In addition, employees trained at the corporate offices are housed in a facility owned by the sole shareholder of the Company. Payments for use of these facilities amounted to $50,000 and $40,000 in 1998 and 1997, respectively.


7.  PENSION PLAN

The Company has a contributory defined contribution plan covering substantially all employees. The Company matches 25% of employee contributions to the Plan up to 5% of eligible compensation. Additional contributions to the Plan are discretionary at the option of the Company's Board of Directors. Contributions by the Company to the Plan amounted to $27,892 and $25,502 in 1998 and 1997, respectively.




                                                  Rent-Way, Inc.
                             Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                   June 30, 1999
                                            (all dollars in thousands)

                                                                                    23-Sep-99          Pro Forma
                                                                  Rent-Way         Rentavision        Adjustments      Pro Forma (1)
                                                                  --------         -----------        -----------      ------------

Cash                                                         $          6,914    $           725             (219)    $       7,420

Prepaid expenses                                                       12,188                107                             12,295
Rental merchandise, net                                               189,728             28,758          (16,491) (2)      201,995
Deferred income taxes                                                   2,325                  -                              2,325
Property and equipment, net                                            46,490              6,463           (6,314) (2)       46,639
Goodwill, net                                                         222,534                  -           84,312  (2)(3)   306,846
Deferred financing costs, net                                           2,105                  -                              2,105
Prepaid consulting fee                                                  5,079                  -                              5,079
Other assets                                                            8,088                101             1,600 (2)(3)     9,789
                                                             ----------------    --------------- -----------------    -------------

   Total assets                                              $        495,451    $        36,154 $          62,888    $     594,493
                                                             ================    =============== =================    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                             $         11,495    $           958                             12,453
Other liabilities                                                      18,528              2,792                             21,320
Income tax payable                                                      6,971                  -                              6,971
Debt                                                                  198,245             21,419            68,773 (4)      288,437
                                                             ----------------    --------------- -----------------     ------------
   Total liabilities                                                  235,239             28,000            68,773  -       329,181

Shareholders' equity:
Common stock                                                          248,910                  -             5,100 (4)      254,010
Retained earnings                                                      11,302             10,985            10,985 (2)       11,302
                                                             -----------------   --------------- -----------------     ------------

   Total stockholders' equity                                         260,212             10,985            (5,885)         265,312
                                                             -----------------   --------------- -----------------     ------------

   Total liabilities and stockholders' equity                $        495,451    $        36,154 $          62,888     $    594,493
                                                             ================    =============== =================     ============



               See notes to unaudited condensed pro forma balance sheet.


                                 Rent-Way, Inc.

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                           (all dollars in thousands)

1.  BASIS OF PRESENTATION

     The unaudited pro forma condensed consolidated balance sheet has been prepared assuming the acquisition of Rentavision had occurred on June 30, 1999. The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value. The purchase price is subject to adjustment pending completion of an audit of the closing date balance sheet and future rental revenue stream as defined in the purchase agreement. The final purchase price allocation is subject to refinement upon finalization of the purchase price and completion of a review of rental merchandise, property and equipment, intangibles and certain accrued liabilities.


2. The excess purchase prices over the fair value of the net assets of Rentavision was calculated as follows:

                                                                                Rentavision
                                                                           -----------------------
                                                                           -----------------------
                  Purchase price:
                     Cash                                                   $     68,773
                     Common stock                                                  5,100
                     Other acquisition and closing costs                             219
                                                                            ------------
                        Total purchase price                                      74,092

                  Less net assets  acquired as reported                          (10,985)
                  Plus fair value adjustments:
                     Adjustment to record rental merchandise at fair value        16,491
                     Adjustment to record property and equipment at fair value     6,314
                                                                            ------------
                  Excess purchase price over fair value of net assets       $     85,912
                     acquired and other tangibles                           ============


     3. The excess purchase prices over the fair value of the net assets was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The purchase price is subject to adjustment pending completion of an audit of the closing date balance sheet and future rental revenue stream as defined in the purchase agreement. The final purchase price allocation is subject to refinement upon finalization of the purchase price and completion of a review of rental merchandise, property and equipment, intangibles and certain accrued liabilities. The excess of purchase price over the fair value of net assets was allocated to non-compete agreements, customer lists and goodwill as follows:

                                                                                Rentavision
                                                                           --------------------


                  Adjustment to record fair value of non-compete agreement $           1,000
                  Adjustment to record fair value of customer list                       600
                  Adjustment to recognize goodwill                                    84,312
                                                                           -----------------
                  Excess purchase price over fair value of net assets
                    acquired                                               $          85,912
                                                                           =================








                                 Rent-Way, Inc.

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                           (all dollars in thousands)


4. The pro forma condensed consolidated balance sheet has been prepared assuming that all cash paid was drawn on funds from the Company's senior revolving credit facility. The Company's existing facility was amended in September 1999 and was used to pay for the acquisition and related acquisition costs of Rentavision.

                                                                                Rentavision
                                                                           -----------------------


                        Cash payment                                       $          68,773
                        Payment of acquisition and closing costs                         219
                                                                           -----------------
                        Total cash paid                                    $          68,992
                                                                           =================

                        Total borrowings on existing credit facility       $          68,773
                                                                           =================

                        Net value of common stock issued for acquisition   $           5,100
                                                                           =================





























                                 Rent-Way, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Nine Months Ended June 30, 1999
                (all dollars in thousands, except per share data)

                                                                                                       Pro Forma
                                                                    Rent-Way        Rentavision       Adjustments   Pro Forma (1)
                                                               ---------------------------------------------------------------------

Total revenue                                                  $        371,661  $         57,537                   $       429,198
                                                               ----------------  ----------------                   ---------------

Cost and operating expense:
Operating expense                                                       320,594            50,998  $      375  (3)          371,967
Cost of business combinations                                            16,800                 -                            16,800
Name change expense                                                          86                 -                                86
Amortization of intangibles                                               7,249                 -       2,108  (2)            9,357
                                                               ----------------  ----------------  ----------       ---------------
Total costs and operating expense                                       344,729            50,998       2,483               398,210
                                                               ----------------  ----------------  ----------       ---------------

   Operating income/(loss)                                               26,932             6,539      (2,483)               30,988

Other income (expense):
Interest expense                                                        (11,791)           (1,579)     (4,134) (4) (5)      (17,504)
Interest income                                                              29                 -           -                    29
Other expense, net                                                         (337)             (149)          -                  (486)
                                                               ----------------  ----------------   ---------      ----------------


   Income before income tax and
   extraordinary item                                                    14,833             4,811      (6,617)               13,027
Income tax expense                                                        9,126                59      (2,647) (6)            6,538
                                                               ----------------  ----------------   ---------      ----------------

   Income before extraordinary item                                       5,707             4,752      (3,970)                6,489
Extraordinary item                                                         (519)                -           -                  (519)
                                                               ----------------  ----------------   ----------     ----------------


Net income                                                     $          5,188  $          4,752   $  (3,970)     $          5,970
                                                               ================  ================   =========      ================

Earnings per common share:
Diluted number of shares outstanding                                     21,222                           203  (7)           21,425
                                                               ================                     =========      ================

Earnings per share on net income, net
Diluted earnings per share                                     $           0.24                                    $           0.28
                                                               ================                                    ================


Earnings per share before extraordinary item, net
Diluted earnings per share                                     $           0.27                                    $           0.30
                                                               ================                                    ================



               See notes to unaudited condensed pro forma balance sheet.






                                 Rent-Way, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Operations
                   Year Ended September 30, 1998 for Rent-Way
                  Year Ended December 31, 1998 for Rentavision
                   (all dollars in thousands, except per share data)


                                                                                                        Pro Forma
                                                                    Rent-Way        Rentavision        Adjustments     Pro Forma (1)
                                                               ---------------------------------------------------------------------

Total revenue                                                  $        436,031    $      65,294                     $    501,325
                                                               ----------------    -------------                     ------------

Cost and operating expense:
Operating expense                                                       397,274            60,754     $     500  (3)      458,528
Cost of business combinations                                            11,210                 -                          11,210
Name change expense                                                       1,770                 -                           1,770
Amortization of intangibles                                              11,248                 -         2,810  (2)       14,058
                                                                ---------------    --------------     ---------      ------------

Total costs and operating expense                                       421,502             60,754        3,310           485,566
                                                                ---------------    ---------------    ---------      ------------
   Operating income/(loss)                                               14,529              4,540       (3,310)           15,759

Other income (expense):
Interest expense                                                        (11,307)           (1,673)       (5,512) (4)(5)   (18,492)
Interest income                                                             251                 -             -               251
Other expense, net                                                         (540)               19             -              (521)
                                                                ---------------    --------------     ---------      ------------


   Income before income tax and
   extraordinary item                                                     2,933             2,886        (8,822)           (3,003)
Income tax expense                                                        4,771             1,126        (3,529) (6)        2,368
                                                                ---------------    --------------     ---------      ------------


   Income before extraordinary item                                      (1,838)            1,760        (5,293)           (5,371)
Extraordinary item                                                            -                 -             -                 -
                                                                ---------------    --------------     ---------      ------------


Net income                                                      $        (1,838)   $        1,760     $  (5,293)     $     (5,371)
                                                                ===============    ==============     =========      ============
Earnings per common share:
Diluted number of shares outstanding                                     20,283                             271  (7)       20,554
                                                                ===============                       =========      ============
Earnings per share on net income, net
Diluted earnings per share                                      $         (0.09)                                     $      (0.26)
                                                                ===============                                      ============

Earnings per share before extraordinary item, net
Diluted earnings per share                                      $         (0.09)                                     $      (0.26)
                                                                ===============                                      ============



               See notes to unaudited condensed pro forma balance sheet.




                                 Rent-Way, Inc.

               Notes to Unaudited Pro Forma Condensed Consolidated
                            Statements of Operations
                           (all dollars in thousands)

1.  BASIS OF PRESENTATION

     The unaudited pro forma condensed financial statements have been prepared assuming the acquisition of Rentavision had occurred on October 1, 1998. The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value. The purchase price is subject to adjustment pending completion of an audit of the closing date balance sheet and future rental revenue stream as defined in the purchase agreement. The final purchase price allocation is subject to refinement upon finalization of the purchase price and completion of a review of rental merchandise, property and equipment, intangibles and certain accrued liabilities.

2. Adjustment to recognize amortization of goodwill on a straight-line basis over thirty years.

                  Nine months ended June 30, 1999          $              2,108
                  Year ended September 30, 1998            $              2,810

3. Adjustment for amortization of non-compete agreements and customer lists with a five and two year life respectively.

                  Nine months ended June 30, 1999          $                375
                  Year ended September 30, 1998            $                500

4. Adjustment to record interest expense on borrowings for acquisitions offset by elimination of debt and interest expense for Rentavision.

                  Nine months ended June 30, 1999          $             (3,952)
                  Year ended September 30, 1998            $             (5,269)

5. Adjustment to record deferred financing expense associated with Rent-Way's amendment to its credit facility.

                  Nine months ended June 30, 1999          $               (182)
                  Year ended September 30, 1998            $               (243)

6. Adjustment to record income tax expense on pro forma adjustments based on effective tax rate for the combined entity of 40.0%.

                  Nine months ended June 30, 1999          $             (2,647)
                  Year ended September 30, 1998            $             (3,529)

7. Adjustment to reflect shares of common stock issued for acquisition of Rentavision.

                  Nine months ended June 30, 1999                           203
                  Year ended September 30, 1998                             271












                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Rent-Way, Inc.
                                  ---------------------------------------
                                               (Registrant)

Date  December 3, 1999                     /s/ Jeffrey A. Conway
    --------------------          ---------------------------------------
                                                (Signature)
                                               Jeffrey A. Conway
                               Senior Vice President and Chief Financial Officer


Date  December 3, 1999                     /s/ Matthew J. Marini
    --------------------          ---------------------------------------
                                                (Signature)
                                               Matthew J. Marini
                                   Controller and Chief Accounting Officer